         EXHIBIT 99.1 STOCK PURCHASE AGREEMENT DATED AS OF APRIL 1, 2005

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     This STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of April 1,
2005, is made and entered into by and between NATIONAL AUTO CREDIT, INC. ("NAC"
or the "COMPANY"), a Delaware corporation, on one hand, and Academy Capital
Management, Inc. ("ACADEMY CAPITAL"), a Texas corporation, Diamond A. Partners,
L.P. ("DIAMOND Partners"), a limited partnership formed under the laws of the
State of California, Diamond A. Investors, L.P. ("DIAMOND INVESTORS"), a limited partnership formed under the laws of the State of California, Ridglea Investor
Services, Inc. ("RIDGLEA"), a Texas corporation, and William S. Banowsky
("BANOWSKY," and collectively with Academy Capital, Diamond Partners, Diamond
Investors and Ridglea, the "STOCKHOLDERS" and each a "STOCKHOLDER"), on the other hand.

     WHEREAS, the Stockholders own an aggregate of one million five hundred sixty-two thousand five hundred (1,562,500) shares of common stock, par value
$.05 per share, of the Company (the "COMPANY COMMON STOCK") (such shares, as they may be adjusted on account of any Adjustment Event (as defined below), are hereinafter referred to, collectively, as the "SHARES");

     WHEREAS, disputes have arisen between the Stockholders and the Company
(such disputes, the "STOCKHOLDER DISPUTES"); and

     WHEREAS, the Stockholders and the Company wish to resolve and settle the
Stockholder Disputes.

     NOW THEREFORE, in consideration of the above premises and the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholders and the Company, intending to be bound hereby, agree as follows:

     1. TRANSFER AND PURCHASE OF SHARES.

     (a) Purchase of Shares. Upon the terms and subject to the conditions of this Agreement, the Stockholders shall sell, convey, assign, transfer and deliver to the Company, and the Company shall purchase, acquire and accept from the Stockholders, good and valid title to all of the Shares (and all rights and interests related thereto, including, without limitation, any and all warrants, payments and other benefits to which the Stockholders, as holders of the Shares, may be entitled in connection with the settlement of the Disputes or any related actions or proceedings or otherwise), free and clear of any and all Liens. As used herein, "LIEN" means any lien, pledge, security interest, hypothecation, claim, charge, competing interest or claim, title retention agreement, restriction on disposition or voting or other encumbrance of any nature whatsoever. In consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Shares, the Company shall pay and convey, or cause to be paid and conveyed, to the Stockholders a price per Share (subject to adjustment as provided below) of Sixty-seven and

Thirty-two hundredths cents ($0.6732) (the "PER SHARE PURCHASE PRICE") or
(subject to the terms and conditions set forth herein) the aggregate sum of One
Million, Fifty-one Thousand, Eight Hundred and Seventy-five Dollars
($1,051,875.00) (the "AGGREGATE PURCHASE AMOUNT"). If, as the consequence of any stock dividend, stock split, reverse stock split, combination, recapitalization or similar event (each of the foregoing, an "ADJUSTMENT EVENT"), the number of shares of Common Stock that are outstanding immediately after such Adjustment
Event is increased above, or decreased below, the number of shares of Common
Stock that were outstanding immediately before such Adjustment Event, then (A)
the number of shares of Common Stock constituting the Shares, and the number of
Shares that each Stockholder shall sell to the Company and that the Company shall purchase from each respective Stockholder, as contemplated hereunder, shall be adjusted by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such Adjustment Event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such Adjustment Event and (B) the Per Share
Purchase Price (but not the Aggregate Amount) shall be adjusted by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such Adjustment Event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such Adjustment Event. For purposes of clarification only, (a) the sale by the
Company of shares of Common Stock shall not be deemed to be an Adjustment Event and (b) regardless of any Adjustment Event or other event that changes the number of outstanding shares of Common Stock, the Aggregate Purchase Price will not change as a consequence of any Adjustment Event or other event that changes the number of outstanding shares of Common Stock and (subject to his or its compliance with the terms and conditions of this Agreement) each Stockholder will be entitled to receive his or its Percentage (as defined below) of the
Aggregate Purchase Price when he or it tenders the Share Documents for all (but not less than all) of his or its Shares to the Company in accordance with the terms of this Agreement, regardless of whether any other Stockholder fails to tender his or its Shares (where, for purposes of the foregoing, "PERCENTAGE" for any Stockholder means the respective percentage set forth in the column following such Stockholder's name in SCHEDULE I attached hereto).

     (b) Closing Arrangements. In order to consummate the transactions contemplated by this Section 1, if each and all of the Conditions Precedent (as hereinafter defined) are met or satisfied on or prior to December 31, 2008 (the
"OUTSIDE DATE"), then promptly (and, in any event, within five Business Days (as hereinafter defined) following the date when each and all of the Conditions
Precedent have been met or satisfied, the Company shall give written notice (the
"CLOSING CONDITIONS NOTICE") to the Stockholders' Representative (as hereinafter defined), which notice shall state that each and all of the Conditions Precedent have been met or satisfied. Within thirty (30) days following the date of the
Closing Conditions Notice, each Stockholder shall give (or shall cause the
Stockholders' Representative to give, on behalf of such Stockholder) to the
Company a written notice (each such notice, a "CLOSING NOTICE") setting forth
(a) the date (which shall be a Business Day occurring not later than ten (10), and not earlier than five (5), Business Days following the date such Closing
Notice is given to the Company) (such date, for each respective Stockholder, a
"CLOSING DATE") on which such Stockholder will deliver and sell to the Company
(as provided herein) his or its Shares and (b) the number of Shares he or it will be so delivering and selling to the Company. As used herein, "BUSINESS DAY"
means any day other than a Saturday, Sunday or other day on which banking institutions are required or authorized to be closed in the City and State of
New York.

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          (i) At 10:00 AM local time at the principal offices of the Company in the City and State of New York on the Closing Date for each respective
     Stockholder (or at such other time, at such other place and/or on such other date as may be mutually agreed to in writing by the Company and the respective Stockholder) each Stockholder shall deliver, or shall cause the
     Stockholders' Representative on its or his behalf to deliver, to the
     Company or its representative (A) one or more original stock certificate(s)
     representing all of the Shares owned beneficially or of record by such
     Stockholder, together with one or more duly endorsed blank stock power(s), with a Medallion Signature Guarantee, covering such Shares, (such stock certificate(s), together with such duly endorsed blank stock power(s) with a Medallion Signature Guarantee, are hereinafter referred to as the "SHARE
     DOCUMENTS") and (B) one or more duly executed assignment(s) of all rights and interests of such Stockholder related to such Shares, including, without limitation, any and all warrants, payments and other benefits to which such Stockholder, as the holder of such Shares, may be entitled in connection with the settlement of the Stockholder Disputes or any related actions or proceedings or otherwise (such assignment(s), the "ASSIGNMENTS,"
     which shall be in the form of EXHIBIT A attached hereto, with such changes thereto as may be mutually agreed to in writing by the Company and the relevant Stockholder).

          (ii) On the Closing Date, the Company shall, simultaneously with its receipt from a Stockholder (or the Stockholders' Representative on behalf of a Stockholder) of the Share Documents and Assignments with respect to the Shares that are owned by such Stockholder and are being tendered to the
     Company, make payment for such Shares by delivering to such Stockholder (or the Stockholders' Representative on behalf of such Stockholder) a bank or cashier's check in an amount equal to the product of the number of such
     Shares times the Per Share Purchase Price. Unless the Company shall have received written instructions to the contrary from any Stockholder, any such check for the payment of any Shares tendered to the Company by a
     Stockholder shall be made payable to Goodkind Labaton Rodoff & Sucharow LLP
     ("GLR&S") for the account of the relevant Stockholder.

          (iii) If any Stockholder fails, within the time period provided above, to give a Closing Notice or properly to tender to the Company all of such
     Stockholder's Shares on the Closing Date for such Stockholder or otherwise to comply timely and fully with the provisions of this Section 1(b), then such Stockholder shall be in breach of this Agreement, and the Company shall be relieved of any duty it may have to purchase any of the Shares of such Stockholder and shall, at its sole option, have the right to seek specific performance of this Agreement or to obtain from such Stockholder, as liquidated damages for such breach, an amount equal to two (2) TIMES the amount, if any, by which the Fair Market Value (as defined below) of the
     Shares provided herein to be sold by such Stockholder to the Company exceeds the amount that the Company is provided hereunder to pay for such
     Shares. As used herein, the "FAIR MARKET VALUE" of any Shares means the average closing price of a share of Common Stock during the period commencing and including the fifth (5th) trading day immediately prior to the Sale Date (as defined below) and ending on and including the fifth
     (5th) trading day following the Sale Date (where "SALE Date" means, with respect to any Shares, the day on which such Shares are sold or otherwise disposed of by any Stockholder otherwise than to the

                                      -7-

     Company as contemplated hereunder. The Company shall also be entitled to receive from such Stockholder all legal fees and other costs of collection of such liquidated damages. Each Stockholder agrees and acknowledges that
     (a) the foregoing provision providing for liquidated damages to be awarded to the Company in the event such Stockholder breaches his or its obligation hereunder to sell his or its Shares to the Company is fair and reasonable and provides a good faith approximation of the amount of the damages that the Company is likely to sustain in the event of any such breach, (b) the method of calculating liquidated damages is designed to provide the Company with the approximate amount of extra benefits such Stockholder would or could receive as a consequence of his or its breach and to prevent such
     Stockholder from being unjustly enriched as a result of his or its breach,
     (c) the actual damages that could be sustained by the Company on account of such breach could, in fact, exceed the amount of such liquidated damages and (d) the providing of such liquidated damages is not intended to, and does not, impose any penalty or unfair burden on such Stockholder.

     (c) Facilitation of Closing.

          (i) In order to facilitate the consummation of the transactions contemplated by this Section 1, simultaneously with the execution and delivery of this Agreement, (A) each Stockholder shall execute and deliver the Court Dismissal Documents (as defined below) or cause its or his appropriate counsel or other representative on its or his behalf to execute and deliver the Court Dismissal Documents and (B)
          the Company shall execute and deliver the Court Dismissal Documents or cause its appropriate counsel or other representative on its behalf to execute and deliver the Court Dismissal Documents.

          (ii) Promptly following the execution and delivery of this Agreement, the Company and the Stockholders shall cooperate with each other and use their respective commercially reasonable efforts to obtain (i) the execution and delivery of the Court Dismissal Documents by the other persons and entities contemplated to be parties thereto (or, as appropriate, by their respective counsel or other representatives on their behalf) and (ii) otherwise cooperate with each other in order to have all of the Conditions Precedent met or satisfied as soon as reasonably practicable.

     (d) Escrowing of Funds Pending Outside Date. Concurrently with the release of all proceeds in the Escrow Account (as such term is used in the NY
Stipulation Of Settlement (as defined below)), the Company shall cause the balance of such proceeds (net of such portions of such proceeds as are to be paid or distributed in accordance with the terms of the NY Stipulation Of
Settlement), up to a maximum of the Aggregate Purchase Amount, to be placed and held in escrow with Reed Smith LLP under an escrow agreement, in form and substance reasonably acceptable to the Stockholders' Representative, that provides that, subject to the terms and conditions hereof, except to the extent amounts held in escrow thereunder are released in order to fund the purchase of
Shares as contemplated hereby, the funds held in escrow thereunder shall not be released to the Company from escrow thereunder until the Outside Date or, if earlier, forty-five (45) days following the date of the Closing Conditions
Notice; provided, however, that, if the balance of such proceeds (net of such portions of such proceeds as are to be paid or

                                      -8-

distributed in accordance with the terms of the NY Stipulation Of Settlement)
shall not at least equal the Aggregate Purchase Price, then, simultaneously with the deposit of the balance of such proceeds into escrow as provided above, the
Company shall add thereto an amount so that the total deposited into escrow as provided above shall equal the Aggregate Purchase Price. Such funds as are from time to time held in escrow by Reed Smith LLP as contemplated by this Section
1(d) are hereinafter referred to as the "ESCROWED Funds," and the escrow agreement contemplated by this Section 1(d) is hereinafter referred to as the
"POST-CLOSING ESCROW AGREEMENT." As used herein, the NY Stipulation Of
Settlement means the Stipulation Of Settlement, executed as of December 24, 2002 and entered in the New York Action, as such Stipulation Of Settlement has been amended, supplemented or otherwise modified as set forth in the November 2004
Amended Stipulation Of Settlement, executed as of November 15, 2004 and entered in the New York Action, and as the same has been, or hereafter may be, further amended, supplemented or otherwise modified.

     (e) Confirmation of Ownership. Each Stockholder shall, from time to time upon the request of the Company, promptly provide to the Company brokerage account statements or other written evidence reasonably acceptable to the
Company in order to confirm and establish that such Stockholder continues to own the number of Shares set forth after its or his name on SCHEDULE I attached hereto, free and clear of any and all Liens; provided that the Company shall not make such a request more frequently than once in any period of three (3)
consecutive months. If any Stockholder fails to comply with its or his obligations under this Section 1(e), then the Company (i) shall be entitled to withdraw from the Escrowed Funds an amount equal to the product of the number of
Shares set forth after such Stockholder's name on SCHEDULE I attached hereto
TIMES the Per Share Purchase Price (and the Post-Closing Escrow Agreement shall so provide) and (ii) shall (without releasing any claim the Company may have on account of any breach or violation by such Stockholder) be released and relieved of any obligation to purchase any of the Shares of such Stockholder.

     2. NO ACKNOWLEDGEMENT OF WRONG DOING AND CONDITIONS TO OBLIGATIONS.

     (a) Each of the Stockholders acknowledges and confirms that (i) the Company is willing to enter into this Agreement, settle the Stockholder Disputes and consummate the transactions contemplated hereby in order to terminate prolonged and expensive litigation and (ii) neither the execution and delivery of this
Agreement (or any of the other documents contemplated hereby to be executed and delivered by the Company (such other documents, collectively, the "OTHER COMPANY
DOCUMENTS")) nor the performance by the Company of any of the transactions contemplated hereby (or by any Other Company Document) constitutes or shall be deemed to constitute or evidence any improper or illegal conduct by or on behalf of the Company (or any of its directors, officers, employees and other agents or representatives) or any other wrong doing by the Company (or any of its directors, officers, employees any other agents or representatives).

     (b) Notwithstanding anything to the contrary contained herein (or in any
Other Company Document), the Company shall not be obligated to purchase from any of the Stockholders, or otherwise to pay any of the Stockholders for, any of its or his Shares, and no Stockholder shall be obligated to sell, or otherwise transfer or convey, to the Company any of such Stockholder's Shares, (i) unless and until each and all of the Conditions Precedent have

                                      -9-

been met or satisfied or (ii) if each and all of the Conditions Precedent have not been met or satisfied on or prior to the Outside Date.

     (c) For purposes of this Agreement, the "CONDITIONS PRECEDENT" shall not be deemed to have been met or satisfied unless and until each and all of the following shall have occurred (and upon the last to occur of the following, the
Conditions Precedent shall be deemed to have been met or satisfied):

          (i) a Stipulation of Dismissal of Objections to Settlement (the "NEW
          YORK STIPULATION"), in substantially the form of EXHIBIT B attached hereto, with such changes thereto as have been approved by the Company and the Stockholders (with the execution of same by the Company and the Stockholders or by counsel or other representative on behalf of the Company and the Stockholders to be conclusive with respect to such approval), pursuant to which Stipulation the Stockholders have (a)
          irrevocably withdrawn, with prejudice, any objections they had asserted or may have asserted with respect to the settlement of the
          New York Action, (b) stipulated to the entry of any order dismissing the New York Action and (c) agreed to the dismissal of their appeal in the New York Action, shall have been executed by or on behalf of the
          Company and the Stockholders and shall have been filed with the
          Supreme Court of the State of New York, New York County (such court, the "NEW YORK COURT") in the action entitled Robert Zadra, et al v,
          James A. McNamara, et al (Index. No. 01-604859) (such action, the "NEW
          YORK ACTION");

          (ii) an order or judgment (such order or judgment, the "NEW YORK
          JUDGMENT"), shall have been entered by the New York Court in the New
          York Action, dismissing the New York Action with prejudice, which order or judgment shall not be subject to appeal or the time to appeal such order or judgment shall have lapsed;

          (iii) a Stipulation Dismissing Appeal (the "APPEAL STIPULATION"), in
          substantially the form of EXHIBIT C attached hereto, with such changes thereto as have been approved by the Company and the Stockholders
          (with the execution of same by the Company and the Stockholders or by counsel or other representative on behalf of the Company and the
          Stockholders to be conclusive with respect to such approval) and providing for the dismissal of the appeal filed by or on behalf of the
          Stockholders in the New York Action, shall have been executed by or on behalf of the Company and the Stockholders and the other parties contemplated to be signatories thereto, shall have been filed with the
          Appellate Division, First Department of the Supreme Court of the State
          of New York and shall have been "so ordered" by such Court;

          (iv) a stipulation (the "DELAWARE STIPULATION," and collectively with the New York Stipulation and the Appeal Stipulation, the "COURT
          DISMISSAL DOCUMENTS"), in substantially the form of EXHIBIT D attached hereto, with such changes thereto as have been approved by the Company and the Stockholders (with the execution of same by the Company and the Stockholders or by counsel or other

                                      -10-

          representative on behalf of the Company and the Stockholders to be conclusive with respect to such approval), pursuant to which stipulation the Stockholders have agreed to the dismissal of the action (the "DELAWARE ACTION") entitled In re National Auto Credit,
          Inc, Shareholders Litigation (Index No. 19028 NC), currently pending before the Chancery Court for the State of Delaware (the "DELAWARE
          COURT"), with prejudice on the grounds that (A) the New York Judgment is a final judgment from which no appeal lies and (B) the New York
          Judgment and the New York Settlement are entitled to full faith and credit, res judicata and collateral estoppel effect in the Delaware
          Action so as to preclude the assertion of any of the claims that the
          Stockholders asserted or could have asserted in the Delaware Action, shall have been executed by or on behalf of the Company and the
          Stockholders and shall have been filed with the Delaware Court;

          (v) an order or judgment (such order or judgment, the "DELAWARE
          JUDGMENT"), shall have been entered by the Delaware Court in the
          Delaware Action, dismissing the Delaware Action with prejudice, which order or judgment shall not be subject to appeal or the time to appeal such order or judgment shall have lapsed;

          (vi) the Company shall have executed and delivered to the Stockholders
          (or to their counsel or other representative) an agreement (the
          "COMPANY PAYMENT AGREEMENT"), in substantially the form of EXHIBIT E attached hereto, with such changes thereto as have been approved by the Company and GLR&S (with such approval to be evidenced by the execution thereof by the Company and the written acceptance thereof by
          GLR&S), pursuant to which agreement the Company shall have agreed and committed, upon the satisfaction of each of the Conditions Precedent and the simultaneous release and delivery of the Share Documents and the Assignments to the Company, to (I) deliver and pay to the
          Stockholders the Aggregate Purchase Amount and (II) pay to GLR&S, as
          counsel to the Stockholders, the sum of one hundred thousand dollars
          ($100,000) to cover a portion of the legal fees incurred by the
          Stockholders in the Delaware Action;

          (vii) The attorneys for Underwriters of Lloyd's of London (the
          "INSURER") shall have executed and delivered to the Stockholders (or to their counsel or other representative) an agreement (the "INSURERS
          PAYMENT AGREEMENT"), in substantially the form of EXHIBIT F attached hereto, with such changes thereto as have been approved by the such attorneys and GLR&S (with such approval to be evidenced by the execution thereof by such attorneys and the written acceptance thereof by GLR&S), pursuant to which agreement the Insurer shall have agreed and committed, within thirty (30) days of having received a written certification from GLR&S, with copies to all parties hereto, (provided that no party has disputed in writing such notice) of the satisfaction of each of the Conditions Precedent, to pay to GLR&S, as counsel to the Stockholders, the sum of one hundred thousand dollars ($100,000)
          to cover a portion of the legal fees incurred by the Stockholders in the Delaware Action;

                                      -11-

          (viii) Wechsler Harwood LLP ("HARWOOD") shall have executed and delivered to the Stockholders (or to their counsel or other representative) an agreement (the "HARWOOD PAYMENT AGREEMENT," and collectively with the Company Payment Letter and the Insurers Payment
          Letter, the "PAYMENT LETTERS"), in substantially the form of EXHIBIT G attached hereto, with such changes thereto as have been approved by
          Harwood and GLR&S (with such approval to be evidenced by the execution thereof by Harwood and the written acceptance thereof by GLR&S), pursuant to which agreement Harwood shall have agreed and committed, within ten (10) days of having received a written certification from
          GLR&S, with copies to all parties hereto, (provided that no party has disputed in writing such notice) of the satisfaction of each of the
          Conditions Precedent, to pay to GLR&S, as counsel to the Stockholders, the sum of ten thousand dollars ($10,000) to cover a portion of the legal fees incurred by the Stockholders in the Delaware Action; and

          (ix) the Company and each of the Stockholders shall have executed an agreement (the "NO CHALLENGE Agreement"), in substantially the form of
          EXHIBIT H attached hereto, with such changes thereto as have been approved by the Company and the Stockholders (with the execution of same by the Company and the Stockholders to be conclusive with respect to such approval), pursuant to which agreement each of the signatories thereto represents, warrants and confirms to each of the other signatories thereto that no action or proceeding is pending, has been commenced or asserted or (or, to the best of the knowledge of such signatory) is threatened, which action or proceeding (A) challenges or seeks to challenge (by an appeal, motion for reconsideration or rehearing or otherwise) the effectiveness, validity or binding effect of the New York Stipulation, the New York Judgment, the Delaware
          Stipulation, the Delaware Judgment or this Stock Purchase Agreement or any of the transactions contemplated thereby or hereby or (B) seeks to bar, enjoin or otherwise frustrate, unwind, rescind or modify any of the New York Stipulation, the New York Judgment, the Delaware
          Stipulation, the Delaware Judgment or this Stock Purchase Agreement, any of the terms, conditions or provisions thereof or hereof or any of the transactions contemplated thereby or hereby.

     3. REPRESENTATIONS OF THE COMPANY. The Company makes the following representations:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to enter into this Agreement and the
Court Dismissal Documents and to consummate the transactions contemplated hereby to be consummated by it.

     (b) The execution, delivery and performance by the Company of this
Agreement and the Court Dismissal Documents, and the consummation by the Company of the transactions provided hereby and thereby to be consummated by the
Company, have been authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming that this Agreement constitutes a valid and binding obligation of the Stockholders) constitutes a valid and binding obligation of the Company,

                                      -12-

enforceable against the Company in accordance with its terms. Each of the Court
Dismissal Documents will, when executed and delivered by the Company or by its counsel or other representative on its behalf (and assuming that each of the
Court Dismissal Documents constitutes a valid and binding obligation of the
Stockholders and the other persons and entities contemplated to be parties thereto), constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (c) The execution, delivery and performance by the Company of this
Agreement does not and will not constitute, and the execution, delivery and performance by the Company of the Court Dismissal Documents, the Company Payment
Agreement and the No Challenge Agreement will not constitute, a breach or violation by the Company of (1) any provision of its Governing Documents (as defined below), (2) any order, decree, judgment or ruling of any court or other governmental authority binding upon the Company or (3) any contract, instrument, indenture or other agreement to which the Company is a party or by which it is otherwise bound. As used herein, the "GOVERNING DOCUMENTS" of any entity mean, and shall include, the charter, certificate or articles of incorporation or formation or other document pursuant to which such entity was incorporated or otherwise formed or organized and its by-laws, limited liability agreement, partnership agreement, operating agreement or other agreement, rules or procedures pursuant to which such entity is governed.

     4. REPRESENTATIONS OF THE STOCKHOLDERS. Each Stockholder individually makes the following representations and warranties:

     (a) Such Stockholder (if such Stockholder is other than Banowsky) is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, and such
Stockholder has all requisite power and authority to enter into this Agreement and the Court Dismissal Documents and to consummate the transactions contemplated hereby and thereby to be consummated by it.

     (b) The execution, delivery and performance by such Stockholder (if such
Stockholder is other than Banowsky) of this Agreement and the Court Dismissal
Documents, and the consummation by such Stockholder (if such Stockholder is other than Banowsky) of the transactions provided hereby and thereby to be consummated by it, have been duly authorized by all necessary action, corporate or otherwise, on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and (assuming that this Agreement constitutes a valid and binding obligation of the Company) constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. Each of the Court Dismissal Documents will, when executed and delivered by such Stockholder or by its or its counsel or other representative on its or his behalf (and assuming that each of the Court
Dismissal Documents constitutes a valid and binding obligation of the Company and the other persons and entities contemplated to be parties thereto), constitute a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

     (c) The execution, delivery and performance by such Stockholder of this
Agreement does not and will not constitute, and the execution, delivery and performance by such Stockholder of the Court Dismissal Documents and the No
Challenge Agreement will not

                                      -13-

constitute, a breach or violation by such Stockholder of (1) any provision of its Governing Documents (assuming such Stockholder is an entity), (2) any order, decree, judgment or ruling of any court or other governmental authority binding upon such Stockholder or (3) any contract, instrument, indenture, duty, obligation or other agreement to which such Stockholder is a party or by which such Stockholder is otherwise bound.

     (d) Such Stockholder owns beneficially, and as of the Closing Date for such
Stockholder such Stockholder shall own beneficially and of record, the number of
Shares set forth after such Stockholder's name on SCHEDULE I attached hereto, free and clear of any and all Liens, and such Stockholder shall transfer its or his Shares to the Company as provided hereunder free and clear and clear of any and all Liens. Except for the Shares so set forth, such Stockholder does not own, beneficially or of record, any shares of the Company Common Stock or any options, warrants, rights or other securities that are exercisable for, convertible into or exchangeable for any shares of the Company Common Stock.

     (e) Except as otherwise expressly provided in this Agreement, such
Stockholder shall not sell, assign, gift, convey or otherwise transfer any of its or his Shares (or any right or interest therein or thereto) and shall not pledge or otherwise encumber, or otherwise cause or permit any Lien to attach to, any of its or his Shares.

     (f) With respect to each matter or proposal to be voted on at any meeting
(whether annual or special) of stockholders of the Company, such Stockholder shall exercise his or its votes associated with or attendant to all of its or his Shares, or shall cause the votes associated with or attendant to all of its or his Shares to be exercised, in the same proportions (for, against or expressly abstaining) as all votes cast with respect to such matter or proposal by all other stockholders voting (in person or by proxy) at such meeting. If (I)
such Stockholder shall have executed and delivered to the Company an irrevocable proxy, in favor of such individual(s) as the Company may designate and otherwise in form and substance reasonably acceptable to the Company, pursuant to which such individual(s) are authorized to vote such Stockholder's Shares as provided in this Section 4(f), (II) such Stockholder shall have delivered to the Company a copy (certified by such Stockholder to be true, complete and correct) of an irrevocable proxy (which proxy shall be in form and substance reasonably acceptable to the Company and shall not have been revoked or modified) in favor of a specified Person (which Person is, and during the duration of the term of this Agreement shall continue to be, the record holder of all of the Shares of such Stockholder), pursuant to which such specified Person is authorized and directed to vote such Stockholder's Shares as provided in this Section 4(f) or
(III) such Stockholder shall have delivered to the Company a copy (certified by such Stockholder to be true, complete and correct) of written instructions
(which written instructions shall be in form and substance reasonably acceptable to the Company and shall not have been revoked or modified) pursuant to which such Stockholder has directed a Person (who, in the reasonable judgment of the
Company is an appropriate Person for such purposes) to vote such Stockholder's
Shares as provided in this Section 4(f), then such Stockholder shall not be deemed to be in breach of this Section 4(f) on account of (A) the failure of the individual(s) specified in the foregoing clause (I) to exercise the proxy referred to in the foregoing clause (I) and vote such Stockholder's Shares in accordance with this Section 4(f), (B) the failure of the specified Person referred to in the foregoing clause (II) to exercise the proxy referred to in the foregoing clause (II) and vote such Stockholder's Shares in accordance with this Section 4(f) or (C) the failure of the Person referred to in the

                                      -14-

foregoing clause (III) to vote such Stockholder's Shares in accordance with this
Section 4(f). Further, for so long as the failure of one or more Stockholders to comply with his or its obligations under this Section 4(f) to exercise his or its votes associated with or attendant to all of its or his Shares, or to cause the votes associated with or attendant to all of its or his Shares to be exercised, as provided above does not (a) result in a quorum not being present at any meeting at which any such vote is to be taken, (b) change the result of any election of members of the Board of Directors from what the result would have been if all of the Stockholders had complied with this Section 4(f), (c)
result in any matter or proposal not receiving sufficient affirmative votes in order to be approved or passed or (d) otherwise change the result of any matter being proposed or voted on by shareholders of the Company from what the result would have been if all of the Stockholders had complied with this Section 4(f), no Stockholder shall be liable to the Company on account of such Stockholder's failure to comply with such obligations, nor shall such failure release the
Company of its obligation to purchase such Stockholder's Shares in accordance with this Agreement.

     (g) Except as expressly provided herein or expressly authorized by the
Company, prior to the Outside Date, such Stockholder shall not, and shall not direct or authorize GLR&S or any other agent or representative to, make any motion or institute any proceedings in the Delaware Action or otherwise prosecute the Delaware Action or any related action or proceeding or otherwise institute any action or proceeding against, or otherwise assert any claim against, the Company or any of its officers, directors, employees or agents.

     5. RESTRAINTS ON CONDUCT PERTAINING TO THE COMPANY BY THE STOCKHOLDERS.
Each Stockholder agrees that, from and after the date hereof and for a period of eight (8) years hereafter or until, if earlier, the Outside Date if, as of the
Outside Date, the Conditions Precedent have not been satisfied, such Stockholder will not, nor will such Stockholder cause or permit any of his or its Affiliates
(as hereinafter defined), agents or representatives to, directly or indirectly, alone or in concert or in conjunction with any other "Person" or "Group" (which terms, as used herein, are used as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), to take any of the following actions or otherwise do any of the following with respect to the Company, any of its subsidiaries or its stockholders (as the case may be):

     (a) in any manner acquire, agree to acquire or to make any proposal (or request permission to make any proposal) to acquire, directly or indirectly, any interest (beneficial or otherwise) in any securities of, equity interest in or any property or assets (other than property or assets transferred in the ordinary course of the Company's business) of the Company or any of its subsidiaries,

     (b) except with the prior written consent of the Company (which consent may be granted or withheld by the Company in its sole and absolute discretion and with or without any reason therefor), propose to the Company or any of its stockholders to enter into any merger or business combination involving the
Company or any of its subsidiaries or to purchase a material portion of the assets of the Company or any of its subsidiaries,

     (c) make or in any way participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the U.S. Securities and Exchange
Commission) to vote, or seek to

                                      -15-

advise or influence any Person with respect to the voting of, any voting securities of the Company or any of its subsidiaries,

     (d) form, join or in any way participate in a Group with respect to any voting securities of the Company or any of its subsidiaries,

     (e) seek, alone or in concert with any others, to control, change or influence the management, Board of Directors or policies of the Company or its subsidiaries or propose (or direct any other Person to propose) any matter to be voted upon by the stockholders of the Company or of any of its subsidiaries,

     (f) disclose any intention, plan or arrangement inconsistent with any of the foregoing,

     (g) assist or advise any other Person in doing any of the foregoing, or

     (h) make any request or proposal to amend, waive or terminate any provisions of this Section 5;

with it being agreed and understood that no presumption of a violation by any
Stockholder of the parenthetical clause in the foregoing clause (e) or the foregoing clause (g) shall arise from the existence of a prior relationship between such Stockholder and a third party committing an act that would be proscribed by such clause (e) or such clause (g) if such third party were a
Stockholder.

     Notwithstanding the foregoing, a Stockholder's obligations under this
Section 5 shall terminate if (a) such Stockholder is in full compliance with this Agreement, (b) each and all of the Conditions Precedent have been satisfied and (c) the Company has failed to comply with its obligations (if any) under
Section 1(b)(ii) above to purchase the Shares of such Stockholder that have been delivered to the Company as contemplated by Section 1(b)(i) above and such failure shall not have been cured within thirty (30) days following the
Company's receipt of notice from such Stockholder demanding such cure,

     As used herein, an "AFFILIATE" of any specified entity or individual means:

     (i) any member of such individual's immediate family (i.e., parents, spouse, issue and children) and any trust for the benefit of such individual and/or one or more member's of such individual's immediate family,

     (ii) any corporation, partnership, limited liability company or other entity a majority of the capital stock or other equity interest in which is owned, beneficially or of record and whether directly or through one or more intermediaries, by such individual and/or one or more of the individuals and entities referred to in the preceding clause (i) and/or any
     Group of which such individual is a member, and

     (iii) any corporation, partnership, limited liability company or other entity that is, or the management of which is, controlled (whether by the ownership of stock or other equity interests, by contract or otherwise), directly or through one or more intermediaries, by

                                      -16-

     such individual and/or one or more of the individuals and entities referred to in the preceding clause (i) and/or any Group of which such individual is a member, and

     (iv) an "AFFILIATE" of any specified entity (whether in the form of a corporation, partnership, limited liability company or otherwise) also means any individual or entity that, directly or indirectly through one or more intermediaries), controls, is controlled by or is under common control with such specified entity (and, for purposes of the foregoing, "control"
     (together with the correlative forms of such word) means, with respect to any entity, the ability, through the ownership of stock or other equity interest, by contract or otherwise, to control such entity or the management thereof.

     6. RELEASE BY THE STOCKHOLDERS. The Stockholders, for themselves and their affiliated entities, heirs, estates, executors, administrators, legal representatives, successors-in-interest, representatives, agents and assigns, hereby release and discharge the Company, and each of the Company's past, present and future officers, directors, stockholders, parent and/or subsidiary companies, affiliated entities, and the heirs, estates, executors, administrators, legal representatives, successors-in-interest, representatives, agents, employees, attorneys and assigns of each of the foregoing, (all of the foregoing, collectively, the "NAC GROUP") from any and all claims, demands, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorneys' fees, losses and liability of whatever kind and character, whether known or unknown, foreseen or unforeseen, arising from the beginning of time to the date hereof that each of them has against any of the members of the NAC Group; PROVIDED, that nothing contained herein shall be deemed to release NAC from any of its obligations under this Agreement.

     7. ACKNOWLEDGEMENT REGARDING NON-PUBLIC INFORMATION. Each Stockholder (for
itself or himself and its or his Affiliates, heirs, estates, executors, administrators, legal representatives, successors-in-interest, representatives, agents and assigns) represents and warrants to the Company that:

     (a) such Stockholder is experienced in investing and selling interests in corporations and businesses and understands the disadvantage to Stockholder on account of the disparity of information between such Stockholder and the
Company,

     (b) by reason of its or his business and financial experience, such
Stockholder is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and of protecting its or his own interests in connection with this Agreement and such transactions,

     (c) in entering into the transactions contemplated by this Agreement, such
Stockholder has had the opportunity to evaluate all information and documents filed by the Company with the Securities and Exchange Commission pursuant to the
Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and

     (d) such Stockholder is not relying on any representations or warranties regarding the Company or any aspect of the transaction contemplated in this
Agreement, except for those representations and warranties expressly set forth in this Agreement. Each Stockholder (for itself

                                      -17-

or himself and its or his Affiliates, heirs, estates, executors, administrators, legal representatives, successors-in-interest, representatives, agents and assigns) further acknowledges and confirms to the Company that (1) the Company has material, non-public information concerning the Company and the Company has no obligation (fiduciary or otherwise) to disclose any such information to any of the Stockholders and (2) the Company is relying on the representations, warranties and acknowledgements in this Section 7 in entering into this
Agreement and in engaging in the transactions contemplated hereby, and would not execute or deliver this Agreement, or engage in such transactions, in the absence of such representations, warranties and acknowledgements. Such
Stockholder expressly releases, indemnifies and holds harmless each member of the NAC Group from any and all liabilities arising from any Stockholder's inability to review or evaluate any material non-public information that the
Company has or may have and agrees to make no claim against any member of the
NAC Group in respect of such Stockholder's agreement to tender, option or otherwise transfer any of the Shares pursuant to this Agreement, except for any claim or claims alleging a breach of the express representations or covenants of the Company set forth herein.

     8. LIMITATION ON SCOPE OF REPRESENTATIONS AND DEFENSE OF CLAIMS.

     (a) Each of the Stockholders acknowledges and confirms that the Company has advised it or him, and it or he is aware, that (notwithstanding anything contained herein to the contrary):

          (i) the Company does not, and cannot, give any assurance (whether in the form of a representation or warranty or otherwise) that no holder of any of the Company's capital stock or any other person or entity (A) can or will assert or otherwise claim (I) that this Agreement or any of the Other Company Documents exceeds the authority of the Company or is otherwise unenforceable or invalid or
(B) that the execution, delivery or performance by the Company of this Agreement or any of the Other Company Documents, or the consummation by the Company of any of the transactions contemplated hereby or thereby, constitutes a breach of any duty or obligation owed to such holder or other person or entity (any assertion or claim referred to in this clause (a) is hereinafter referred to as an
"INVALIDITY CLAIM"); and

          (ii) otherwise challenge or seek to rescind or otherwise overturn this
Agreement or any of the Other Company Documents or any of the transactions contemplated hereby or thereby (any action or proceeding pursuant to which such holder or other person or entity may seek to challenge or seek to rescind or otherwise overturn this Agreement or any of the Other Company Documents or any of the transactions contemplated hereby or thereby is hereinafter referred to as a "CHALLENGING ACTION").

     (b) Accordingly, notwithstanding anything contained herein to the contrary, the Company shall have no obligation or liability to any Stockholder or any other Person on account of or with respect to any Invalidity Claim or
Challenging Action or any consequences thereof.

     (c) If the Company is or is made a party to any action or proceeding in or pursuant to which an Invalidity Claim or Challenging Action is asserted against the Company, then the Company shall (subject to the decision and judgment of the disinterested members of the Board of Directors of the Company) undertake in good faith to use reasonable commercial efforts to

                                      -18-

defend against or settle such Invalidity Claim or Challenging Action. If any
Stockholder is or is made a party to any action or proceeding in or pursuant to which an Invalidity Claim or Challenging Action is asserted against such
Stockholder, then such Stockholder shall (subject, however, to the decision and judgment of the disinterested members of the Board of Directors of such
Stockholder if such Stockholder is a corporation), undertake in good faith to use reasonable commercial efforts to defend against or settle such Invalidity
Claim or Challenging Action.

     9. EXPENSES. Each party to this Agreement will bear all of its or his own expenses in connection with the preparation and negotiation of this Agreement and the consummation and performance of its or his obligations thereunder.

     10. APPOINTMENT OF STOCKHOLDERS' REPRESENTATIVE. Each Stockholder hereby irrevocably appoints GLR&S (counsel for the Stockholders) as such Stockholder's representative, agent and attorney-in-fact to act for, on behalf of and in the name of such Stockholder under this Agreement and each of the Other Stockholder
Documents and ratifies all actions GLR&S may take hereunder or thereunder, or in connection herewith or therewith, as such representative, agent or attorney-in-fact (GLR&S, as such representative, agent and attorney-in-fact for the Stockholders, and each of them, the "STOCKHOLDERS' REPRESENTATIVE").
Notwithstanding anything contained herein or any of the Other Stockholder
Documents, (a) the Company may rely upon any agreement, instrument or other document (including, without limitation, any amendment or other modification of this Agreement or any of the Other Company Documents and Other Stockholder
Documents) executed and delivered by the Stockholders' Representative as binding upon each and all of the Stockholders, (b) any notice or other communication or any other document or instrument made, delivered or given to the Stockholders'
Representative shall be deemed to have been made, delivered or given to each of the Stockholders and (c) the Stockholders' Representative shall be entitled to receipt on behalf of each Stockholder for any instrument (including any check or other payment) delivered to the Stockholders' Representative for the benefit of such Stockholder. Each Stockholder acknowledges and agrees that GLR&S shall have no liability for any action taken by GLR&S as the Stockholders' Representative except in the case of GLR&S's gross negligence or willful misconduct.

     11. COMPLETE AGREEMENT. This Agreement, together with the Schedules and
Exhibits attached hereto, is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes, and merges herein, all prior and contemporaneous negotiations, discussions, representations, understandings and agreements between the parties, whether oral or written, with respect such subject matter. No representation, warranty, restriction, promise, undertaking or other agreement with respect to such subject matter has been made or given by any party hereto other than those set forth in this Agreement, including the Schedules and Exhibits attached hereto.

     12. AMENDMENTS AND WAIVERS. This Agreement may be amended, modified or supplemented only to the extent expressly set forth in writing that is signed by the party to be charged therewith and that sets forth therein that its purpose is to amend, modify or supplement this Agreement or some term, condition

                                      -19-

or provision hereof. No waiver of any term, condition or provision of this
Agreement or of any breach or violation of this Agreement or any provision hereof shall be effective except to the extent expressly set forth in writing that is signed by the party to be charged therewith. Without limiting the generality of the foregoing, no failure to object or otherwise act, and no conduct (including, without limitation, any failure or delay in enforcing this
Agreement or any provision hereof or any acceptance or retention of payment) or course of conduct or dealing, by any party hereto shall be deemed (a) to constitute a waiver by such party of the breach or violation of this Agreement or of any provision hereof by any other party hereto or (b) to have caused or reflected any amendment or other modification of this Agreement or of any term or provision hereof. Any waiver may be made in advance or after the right waived has arisen or the breach or default waived has occurred, and any waiver may be conditional. No waiver of any breach or violation of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach or violation thereof nor of any other agreement or provision herein contained.
No waiver or extension of time for performance of any obligation or act shall be deemed a waiver or extension of the time for performance of any other obligation or act.

     13. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the
rights, duties and obligations hereunder may not be assigned or delegated by any party hereto without the prior written consent of each of the other parties hereto. Any purported assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of each of the other parties hereto shall be null and void and of no force or effect. This Agreement and the provisions hereof shall be binding upon and enforceable against each of the parties hereto and its or his respective estate, heirs, executors, administrators, legal representatives, successors and assigns and shall inure to the benefit of and be enforceable by each of the parties and its or his respective estate, heirs, executors, administrators, legal representatives, successors and permitted assigns. Except as expressly provided for in this
Agreement, this Agreement is not intended to confer any rights or benefits on any person or entity other than the parties hereto and their respective estates, heirs, executors, administrators, legal representatives, successors and permitted assigns.

     14. SEVERABILITY. This Agreement and the terms and provisions hereof shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this
Agreement or of any other term or provision hereof. In the event any term or provision hereof shall be determined to be invalid or unenforceable as applied to any situation or circumstance or in any jurisdiction, such invalidity or unenforceability shall not apply or extend to any other situation or circumstance or in any other jurisdiction or affect the validity or enforceability of any other term or provision. It is the parties' intent that this Agreement and each term and provision hereof be enforceable in accordance with its terms and to the fullest extent permitted by law. Accordingly, to the extent any term or provision of this Agreement shall be determined or deemed to be invalid or unenforceable, such provision shall be deemed amended or modified to the minimum extent necessary to make such provision, as so amended or modified, valid and enforceable.

     15. FURTHER ASSURANCES. Each party hereto, upon the reasonable request of any other party hereto, shall do and perform all such further acts as may be necessary or appropriate to facilitate the consummation of the transactions contemplated hereby and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry

                                      -20-

out, evidence and reflect the transactions contemplated hereby or otherwise carry out and perform the provisions of this Agreement as promptly as practicable.

     16. CONSTRUCTION AND RULES OF INTERPRETATION. Titles, captions and headings of the sections and other subdivisions of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any provision of this Agreement. References to Sections refer to sections of this
Agreement unless otherwise stated. Words such as "herein," "hereinafter,"
"hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the exhibits and other attachments hereto) taken as a whole and not to any particular Section or other provision hereof. As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires, and if the context requires, the use of the singular shall include the plural and vice versa. This Agreement is the product of mutual negotiations among the parties and their respective counsels, and no party shall be deemed the draftsperson hereof or of any portion or provision hereof. Accordingly, in the event of any ambiguity or inconsistency in any provision of this Agreement, the same shall not be interpreted against any party hereto as the party responsible for drafting or providing such provision.

     17. SURVIVAL. The representations, warranties, acknowledgements and confirmations set forth herein shall survive indefinitely following the execution of this Agreement and the consummation of the transactions contemplated hereby or by any of the Other Company Documents and Other
Stockholder Documents.

     18. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. EACH OF THE PARTIES
HERETO EXPRESSLY WAIVES ITS OR HIS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY
SUIT, LITIGATION OR OTHER JUDICIAL PROCEEDING REGARDING THIS AGREEMENT OR ANY
DISPUTE HEREUNDER OR RELATING HERETO. This Agreement shall be governed by, interpreted under and construed in accordance with the internal laws of the
State of New York applicable to contracts executed and to be performed wholly within that State without giving effect to the choice or conflict of laws principles or provisions thereof. Each of the parties hereto agrees that any dispute under or with respect to this Agreement shall be determined before the state or federal courts situated in the City, County and State of New York, which courts shall have exclusive jurisdiction over and with respect to any such dispute, and each of the parties hereto hereby irrevocably submits to the jurisdiction of such courts. Each party hereby agrees not to raise any defense or objection, under the theory of forum non conveniens or otherwise, with respect to the jurisdiction of any such court. The prevailing party in any such dispute arising under this Agreement shall be entitled, as part of the judgment, to be reimbursed or paid its or his reasonable expenses (including, without limitation, reasonable attorneys' fee, other reasonable costs of collection, prosecution or defense and reasonable costs of any related investigation)
incurred in connection with such dispute or any appeal thereof.

     19. COUNTERPARTS. This Agreement may be executed in two or more counterparts and by one or more of the parties hereto in separate counterparts, each of which when so executed shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                                      -21-

     IN WITNESS WHEREOF, the undersigned parties have executed this Stock
Purchase Agreement as of the date first above written.

NATIONAL AUTO CREDIT, INC.             ACADEMY CAPITAL MANAGEMENT, INC.

By: /S/                                By: /S/
    ----------------------------------     -------------------------------------
Name:                                  Name:
Title:                                 Title:

DIAMOND A. PARTNERS, L.P.              DIAMOND A. INVESTORS, L.P.

By: /S/                                By: /S/
    ----------------------------------     -------------------------------------
Name:                                  Name:
Title:                                 Title:

RIDGLEA INVESTOR SERVICES, INC.

By: /S/                                By: /S/
    ----------------------------------     -------------------------------------
Name:                                      WILLIAM S. BANOWSKY
Title:

                                      -22-

                                                                      SCHEDULE I
                                                                      ----------

                                 STOCK OWNERSHIP
                                 ---------------

---------------------------------------- --------------------------- ----------------------
                                            NUMBER OF SHARES OF
                     NAME                     COMPANY COMMON               PERCENTAGE
                                                STOCK OWNED
                                             BENEFICIALLY AND
                                                 OF RECORD

---------------------------------------- --------------------------- ----------------------

Academy Capital Management, Inc.                  240,000                  15.360%
---------------------------------------- --------------------------- ----------------------
Diamond A. Partners, L.P.                         699,000                  44.736%
---------------------------------------- --------------------------- ----------------------
Diamond A. Investors, L.P.                        110,000                   7.040%
---------------------------------------- --------------------------- ----------------------
Ridglea Investor Service, Inc.                    138,500                   8.864%
---------------------------------------- --------------------------- ----------------------
William S. Banowsky                               375,000                  24.000%
---------------------------------------- --------------------------- ----------------------
     Total                                      1,562,500                  100.00%
---------------------------------------- --------------------------- ----------------------

                                                                       EXHIBIT A
                                                                       ---------

                                   ASSIGNMENT
                                   ----------

The undersigned, being the record and beneficial holder of the number of shares of common stock, par value $.05 per share, of National Auto Credit, Inc. ("NAC")
set forth after his, her or its signature below (such shares, the "SHARES"), hereby irrevocably assigns, transfers and conveys to NAC all rights, title and interests of the undersigned in or related to the Shares, including, without limitation, any and all warrants, payments and other benefits to which the undersigned, as the holder of the Shares, may be entitled in connection with the settlement of the action entitled Robert Zadra, et al v, James A. McNamara, et al (Supreme Court of the State of New York, New York County, Index. No.
01-604859) (such action, the "NEW YORK ACTION") or the action entitled In re
National Auto Credit, Inc, Shareholders Litigation (Chancery Court for the State
of Delaware, Index No. 19028 NC) and including, in particular, any right to receive any Warrants (as such term is defined in that certain November 2004
Amended Stipulation Of Settlement, dated as November 15, 2004, entered in the
New York Action).

Dated:  As of ________, 200_

Name of Stockholder:                   Name of Stockholder:

------------------------------------   -----------------------------------------

By:
   ---------------------------------   -----------------------------------------
Name:                                  Signature
Title:

Number of Shares:                                             (    )
                  -------------------------------------------- ----

                                                                       EXHIBIT B
                                                                       ---------

        FORM OF THE STIPULATION OF DISMISSAL OF OBJECTIONS TO SETTLEMENT
        ----------------------------------------------------------------

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
----------------------------------------------- X
ROBERT ZADRA, individually and on behalf
of a class of persons similarly situated,       :
                                                                   Index No. 01-
                                Plaintiff,      :                  604859

                  - against -                             HON. HELEN E. FREEDMAN
                                                :         PART 39, ROOM 208
JAMES J. McNAMARA, JOHN A. GLEASON,
WILLIAM S. MARSHALL, HENRY Y.L. TOH,            :
DONALD JASENSKY, PETER T. ZACKAROFF,
MALLORY FACTOR, THOMAS F. CARNEY, JR.,          :
and NATIONAL AUTO CREDIT, INC.,
                                                :
                               Defendants.
----------------------------------------------- X

              STIPULATION OF DISMISSAL OF OBJECTIONS TO SETTLEMENT
              ----------------------------------------------------

     WHEREAS, on or about December 24, 2002, a Stipulation of Settlement was executed by the counsel for Plaintiff, Defendants' and Underwriters of Lloyd's
of London ("Underwriters") (collectively, the "Settling Parties") in full settlement of this action, which Stipulation of Settlement ("the 2002
Stipulation of Settlement") was filed with the Court; and

     WHEREAS, the Court thereafter entered an order dated January 15, 2003 (the
"Hearing Order"), to consider and determine the fairness of the proposed settlement as set forth in the 2002 Stipulation of Settlement; and

     WHEREAS, in accordance with the Hearing Order, notice (the "Hearing
Notice") was published and transmitted to those persons and entities who beneficially owned the common stock of National Auto Credit, Inc. ("NAC" or "the
Company") as of December 14, 2000 and who held such stock through and including
December 24, 2002; and

                                       1

     WHEREAS, all such persons having any objection to the proposed settlement of this action described in the Hearing Notice were given an opportunity to present such objections to this Court; and

     WHEREAS, Academy Capital Management, Diamond A. Partners, L.P., Diamond A.
Investors, L.P., Ridglea Investor Services, Inc. and William S. Banowsky (all of
the foregoing, collectively, the "Objecting Stockholders"), as stockholders of defendant NAC, appeared before this Court and objected to the proposed settlement as set forth in the 2002 Stipulation of Settlement; and

     WHEREAS, this Court, having then considered the matter, including all papers filed in connection therewith, and the oral presentations of counsel for the Settling Parties and counsel for the Objecting Stockholders at hearings held on May 14 and October 15, 2003, including the testimony provided on the record and the arguments of the Objecting Stockholders, determined to approve such settlement with modifications; and

     WHEREAS, in an Order and Judgment, entered January 8, 2004 ("the January
2004 Order"), the Court approved such settlement, as amended, and found it, among other things, fair and in the best interests of the Company and its shareholders;

     WHEREAS, in a Final Order and Judgment, entered March 16, 2005, this Court dismissed this action with prejudice; and

     WHEREAS, on or about February 13, 2004, the Objecting Stockholders filed an appeal of the Court's January 2004 Order with the Appellate Division, First
Department (such appeal, "the Appeal"); and

                                      -2-

     WHEREAS, pursuant to the Appellate Division, First Department's mediation program, the Plaintiff, Defendants and Objecting Stockholders have participated in extensive mediation sessions with the Appellate Division, First Department's mediator, in an effort to settle the objections and dismiss the Appeal; and

     WHEREAS, the Settling Parties and the Objecting Stockholders consider it desirable that the claims asserted in this action be settled and that this action be dismissed in order to avoid the substantial expense, inconvenience and distraction of continued litigation, and in order to finally put to rest the claims that were or could have been raised in this action and related litigation pending in the Delaware Court of Chancery; and

     WHEREAS, the Directors of the Company have determined that it is in the
Company's best interests that the Objecting Stockholders dismiss this action and that, among other things, the Company purchase all outstanding shares of the
Objecting Stockholders pursuant to a certain Stock Purchase Agreement ("the
Stock Purchase Agreement"), dated as of April 1, 2005, between the Company and the Objecting Stockholders; and

     WHEREAS, pursuant and subject to the terms and conditions of the Stock
Purchase Agreement, the Objecting Stockholders agree to, and will, sell all of their right, title and interest in all shares of the common stock of the Company held by them;

     NOW, THEREFORE, without any admission or concession on the part of the
Objecting Stockholders of any lack of merit of their appeal whatsoever in this action, and without any admission of any liability or wrongdoing whatsoever by the Defendants or any of them, it is hereby STIPULATED AND AGREED, by and among the undersigned, that:

                                      -3-

     1. The Objecting Stockholders hereby withdraw any and all objections that they have asserted, might have asserted or in the future could assert with respect to the settlement of this action.

     2. The Objecting Stockholders hereby agree to the withdrawal of the Appeal with prejudice and agree to file promptly a stipulation with the Appellate
Division, First Department, in the form attached hereto as Exhibit A, dismissing the Appeal with prejudice.

     3. The Stockholders agree to entry of an Order and Judgment by this Court in this action, in the form attached hereto as Exhibit B, approving this
Stipulation dismissing their objections and dismissing this action with prejudice.

     4. This Stipulation may be executed in two or more counterparts and by one or more of the parties hereto in separate counterparts, each of which when so executed shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     5. This Stipulation shall be deemed to be executed as of this 1st day of
April 2005.

         WECHSLER HARWOOD LLP                            REED SMITH, LLP

         By:                                             By:
            --------------------------------                --------------------------------
         Robert I. Harwood, Esq.                         Herbert F. Kozlov, Esq.
         Matthew M. Houston, Esq.                        Lawrence J. Reina, Esq.
         488 Madison Avenue                              599 Lexington Avenue
         New York, New York 10022                        New York, New York 10022-7650
         (212) 935-7400                                  (212) 521-5400
         Attorneys for Plaintiff                         Attorneys for Defendant
                                                         National Auto Credit, Inc.

                                      -4-

         SKADDEN, ARPS, SLATE, MEAGHER                   GOODKIND LABATON RUDOFF &
         & FLOM LLP                                      SUCHAROW LLP

         By:                                             By:
            --------------------------------                --------------------------------
         Jonathan J. Lerner, Esq.                        Lou Gottlieb, Esq
         William O'Brien, Esq.                           100 Park Avenue, 12th Floor
         Four Times Square                               New York, New York 10017
         New York, New York 10036                        Counsel for Objecting Stockholder
         (212) 735-2550                                  Academy Capital Management, Diamond A
         Attorneys for Individual Defendants             Partners, L.P., Diamond A. Investors, L.P.,
         James J. McNamara, John A. Gleason,             Ridglea Investor Services, Inc. and
         Henry Y.L. Toh, Donald Jasensky,                William S. Banowsky
         Peter T. Zackaroff, Mallory Factor

         DUANE MORRIS LLP

         By:
            --------------------------------
         Adrienne Valencia, Esq.
         John Reed, Esq.
         380 Lexington Avenue
         New York, New York 10168
         (212) 692-1000
         Counsel for Defendant
         Thomas F. Carney, Jr.

                                      -5-

                                                                       Exhibit A
                                                                       ---------
SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
---------------------------------------------- X
ROBERT ZADRA, individually and on behalf
of a class of persons similarly situated,      :
                                                                   Index No. 01-
                               Plaintiff,      :                   604859

                  - against -                             HON. HELEN E. FREEDMAN
                                               :          PART 39, ROOM 208
JAMES J. McNAMARA, JOHN A. GLEASON,
WILLIAM S. MARSHALL, HENRY Y.L. TOH,           :
DONALD JASENSKY, PETER T. ZACKAROFF,
MALLORY FACTOR, THOMAS F. CARNEY, JR.,         :
and NATIONAL AUTO CREDIT, INC.,
                                               :
                              Defendants.
---------------------------------------------- X

                            FINAL ORDER AND JUDGMENT
                            ------------------------

     WHEREAS by Order to Show Cause, dated April __, 2005, the Plaintiffs,
Defendants and Academy Capital Management, Diamond A. Partners, L.P., Diamond A.
Investors, L.P., Ridglea Investor Services, Inc. and William S. Banowsky, being those shareholders of defendant National Auto Credit, Inc. ("Stockholders") who had appeared before the Court and objected to the Settlement of this action approved by the Court, have now brought a joint application to approve a
Stipulation entered amongst these parties to dismiss the Stockholders'
objections to the Settlement of this action and to dismiss their appeal; and

     WHEREAS the application came before the Court on April __, 2005 and all parties having had an opportunity to be heard; and

     WHEREAS it appearing that the Independent Directors of the Company have determined that it is in the Company's best interests that the Stockholders should dismiss this action and

                                       1

have determined to purchase all outstanding shares of the Stockholders pursuant to a certain Stock Purchase Agreement, dated as of April 1, 2005; and

     WHEREAS pursuant to the terms of that Stock Purchase Agreement, the
Stockholders agree to, and will, sell all right, title and interest in their common stock of the Company;

     WHEREAS it appearing that parties have considered the matter and have determined that it is in the Company's best interests that the Stockholders should withdraw their objections to the Settlement on the terms set forth in a
Stipulation of Dismissal of Objections dated April 1, 2005; and

     WHEREAS the Court finds that the Stipulation of Dismissal of Objections dated April 1, 2005 is fair and in the best interests of all parties to this
Action, and good cause appearing therefor;

     NOW THEREFORE IT IS ORDERED, ADJUDGED AND DECREED THAT

     1. The Stipulation of Dismissal of Objections and the terms set forth therein, are fair, reasonable and adequate, and the same are hereby approved, and the parties thereto are hereby directed to consummate the terms and provision therein without delay.

     2. This Action and the objections of the Stockholders to the Settlement are hereby dismissed with prejudice.

                                       ENTER:

                                       -----------------------------------------
                                                      J.C.S.

                                      -2-

                                                                       EXHIBIT C
                                                                       ---------

                    FORM OF THE STIPULATION DISMISSING APPEAL
                    -----------------------------------------

SUPREME COURT OF THE STATE OF NEW YORK
APPELLATE DIVISION, FIRST DEPARTMENT
-------------------------------------------------- X

ROBERT J. ZADRA, individually and on behalf of     :
a class of persons similarly situated,
                                                   :   M-2888
                       Plaintiffs-Respondents,
                                                   :   N.Y. County Index No. 01-
                  -against-                            604859

                                                       STIPULATION AND ORDER
JAMES J. McNAMARA, et al.,                         :   DISMISSING APPEAL
                                                       -----------------

                       Defendants-Respondents,     :

                  -and-                            :

ACADEMY CAPITAL MANAGEMENT, et al.,                :

                          Objectors-Appellants     :

-------------------------------------------------- X

     IT IS HEREBY STIPULATED AND AGREED that the following appeal be withdrawn with prejudice and without costs to either party:

     Notice of Appeal dated February 13, 2004
     From the Judgment of the Supreme Court, New York County, entered
      Jan. 8, 2004
     From the Order of the Supreme Court, New York County, entered Jan. 8, 2004

     This Stipulation may be executed in two or more counterparts and by one or more of the parties hereto in separate counterparts, each of which when so executed shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

APPROVAL RECOMMENDED:                                        REED SMITH LLP

By:                                    By:
    --------------------------------       ------------------------------------
    Special Master                     Herbert F. Kozlov
                                       Lawrence J. Reina
                                       599 Lexington Avenue
                                       New York, New York 10022-7650
                                       (212) 521-5400
                                       Attorneys for
                                       Defendant-Respondent
                                       National Auto Credit, Inc.

SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM LLP

By:
   ---------------------------------
Jonathan J. Lerner
William J. O'Brien
Four Times Square
New York, New York 10036-6522
(212) 735-3000
Attorneys for Defendants-Respondents
James J. McNamara, John A. Gleason,
Henry Y.L. Toh, Donald Jasensky,
Peter T. Zackaroff and Mallory Factor

WECHSLER HARWOOD LLP                   GOODKIND LABATON RUDOFF
                                       & SUCHAROW LLP

By:                                    By:
    --------------------------------       ------------------------------------
Robert I. Harwood                      Louis Gottlieb
Matthew Houston                        100 Park Avenue, 12th Floor
488 Madison Avenue                     New York, New York 10017
New York, New York 10022               (212) 907-0700
(212) 935-7400                         Attorneys for the Objectors-Appellants
Attorneys for Plaintiffs-Respondents

DUANE MORRIS LLP

By:
    --------------------------------
Adrienne L. Valencia
380 Lexington Avenue
New York, New York 10168
(212) 692-1000
Attorneys for Defendant-Respondent
Thomas Carney

Dated:  April 1, 2005

                                       SO ORDERED:

                                       ----------------------------------------
                                       Hon. John T. Buckley
                                       Presiding Justice

                                       2

                                                                       EXHIBIT D
                                                                       ---------

                        FORM OF THE DELAWARE STIPULATION
                        --------------------------------

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

IN RE NATIONAL AUTO CREDIT, INC.                   :     Civil Action No. 19028
SHAREHOLDERS LITIGATION,                           :     Consolidated
                                                   :
                                                   :

                       STIPULATION OF DISMISSAL OF ACTION
                       ----------------------------------

     WHEREAS this consolidated shareholders derivative action was filed in 2001 against defendants National Auto Credit, Inc. ("NAC" or "the Company") and the
members of its then Board of Directors, James J. McNamara, John A. Gleason,
William S. Marshall, Henry Y.L. Toh, Donald Jasensky, Peter T. Zackaroff,
Mallory Factor, and Thomas F. Carney, Jr. ("the Director Defendants"), and
brought claims against defendants in connection with the Board's approval of a compensation package for NAC's Chief Executive Officer and Chairman and the
members of the Board of Directors and the acquisition of ZoomLot Corporation in
2001; and

     WHEREAS allegations identical to those brought in this shareholder derivative action were brought in an Amended Derivative and Class Action
Complaint, which action was also first filed in 2001, in the Supreme Court of
New York, New York County, entitled Robert Zadra, individually and on behalf of a class of persons similarly situated v. James J. McNamara, John A. Gleason,
William S. Marshall, Henry Y.L. Toh, Donald Jasensky, Peter T. Zackaroff,
Mallory Factor, Thomas F. Carney, Jr., and National Auto Credit, Inc., No.
01-604859 ("the New York Action"); and

     WHEREAS, unlike the allegations in the New York Action's Amended Derivative and Class Action Complaint, this Action solely brought derivative claims against the same defendants and for the same alleged transactions and wrongs as were alleged in the Amended Derivative and Class Action Complaint; and

                                       1

     WHEREAS, on or about December 24, 2002, a Stipulation of Settlement was executed by the counsel for Plaintiff, Defendants' and Underwriters of Lloyd's
of London ("Underwriters" and collectively with Plaintiff and Defendants, the
"Settling Parties") in full settlement of the New York Action ("the New York
Settlement"); and

     WHEREAS the New York Court entered an order, dated January 15, 2003 (the
"Hearing Order"), to consider and determine the fairness of the proposed New
York Settlement; and

     WHEREAS in accordance with the Hearing Order, notice was published and transmitted to those persons and entities who beneficially owned the common stock of National Auto Credit, Inc. ("NAC" or "the Company") as of December 14,
2000 and who held such stock through and including December 24, 2002; and

     WHEREAS all such persons having any objection to the proposed New York
Settlement described in the Notice were given an opportunity to present such objections to the Court; and

     WHEREAS plaintiff Academy Capital Management, together with Diamond A.
Partners, L.P., Diamond A. Investors, L.P., Ridglea Investor Services, Inc. and
William S. Banowsky, stockholders of defendant National Auto Credit, Inc. (all of the foregoing, collectively, the "Objecting Stockholders"), appeared before the New York Court and objected to the Settlement; and

     WHEREAS the New York Court considered the matter, including all papers filed in connection therewith, and the oral presentations of counsel for the
Settling Parties and counsel for the Objecting Stockholders at Hearings on May
14 and October 15, 2003, including the testimony provided on the record and the arguments of the Objecting Stockholders, entered an Order and Judgment, on
January 8, 2004, approving the New York Settlement as fair and

                                       2

reasonable and in the best interests of NAC and its shareholders ("the January
2004 Order and Judgment"); and

     WHEREAS, on or about February 13, 2004, the Objecting Stockholders filed an appeal of the Court's January 2004 Order with the New York Appellate Division,
First Department ("the Appeal"); and

     WHEREAS defendants in this Action then filed a motion to dismiss this
Action asserting that New York Settlement disposed of this Action on the grounds of res judicata and collateral estoppel and should otherwise be accorded Full
Faith and Credit; and

     WHEREAS, in a decision and order dated August 3, 2004, the Court determined that the New York January 2004 Order and Judgment was conditional and not final, and thus not entitled to preclusive effect, because it provided that final judgment, dismissing the New York Action with prejudice, could not be entered until a final dismissal of the action in this Court; and

     WHEREAS, on or about November 15, 2004, the Settling Parties amended the
New York Stipulation of Settlement, removed the condition in the original and amended Stipulation of Settlement, and agreed that a final judgment could be entered dismissing the New York Action with prejudice; and

     WHEREAS, in a Final Order and Judgment entered March 16, 2005, the New York
Court approved the November 15, 2004 amendment to the New York Stipulation of
Settlement, and entered a Final Order and Judgment dismissing the New York
Action with prejudice;

                                       2

     NOW, THEREFORE, without any admission or concession on the part of the
Objecting Stockholders of any lack of merit of their appeal whatsoever in this
Action, and without any admission of any liability or wrongdoing whatsoever by any party,

     IT IS HEREBY STIPULATED AND AGREED, by and among the undersigned, that:

     1. The Final Order and Judgment dismissing the New York Action with prejudice bars the continuation of this Action on the grounds of res judicata and collateral estoppel and that judgment should otherwise be accorded full faith and credit by this Court.

     2. Plaintiffs agree to the immediate dismissal of this Action on the grounds of res judicata, collateral estoppel, and full faith and credit.

     3. Plaintiffs agree that this Court should immediately enter a Final Order and Judgment, without further action by this Court, dismissing this Action with prejudice on the grounds of res judicata, collateral estoppel and that full faith and credit should be accorded the Final Order and Judgment dismissing the
New York Action, in substantially the form attached hereto as Exhibit A.

     4. This Stipulation may be executed in two or more counterparts and by one or more of the parties hereto in separate counterparts, each of which when so executed shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     5. This Stipulation shall be deemed to be executed as of this 1st day of
April 2005.

         SKADDEN, ARPS, SLATE, MEAGHER                  GOODKIND LABATON RUDOFF &
         & FLOM LLP                                     SUCHAROW LLP

         By:                                             By:
            --------------------------------                --------------------------------
            Edward Welch, Esq.                              Louis Gottlieb, Esq.
            One Rodney Square                               100 Park Avenue
            Box 636                                         New York, New York 10017
            Wilmington, Delaware 19899                      (212) 907-0872

                                        2

            (302) 651-3060                                   Attorneys for Plaintiffs
            Attorneys for Individual Defendants
            James J. McNamara, John A. Gleason,
            Henry Y.L. Toh, Donald Jasensky,
            Peter T. Zackaroff, Mallory Factor

         DUANE MORRIS LLP                                     REED SMITH LLP

         By:                                             By:
            --------------------------------                --------------------------------
            John L. Reed, Esq.                              Judith M. Kinney
            1100 North Market Street                        1201 Market Street
            Suite 1200                                      Suite 1500
            Wilmington, DE  19801-1246                      Wilmington, DE 19801
            (302) 657-4943                                  (302) 778-7571
            Attorneys for Defendant.                        Attorneys for Defendant
            Thomas F. Carney, Jr.                           National Auto Credit, Inc.

                                       2

                                                                       Exhibit A

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

IN RE NATIONAL AUTO CREDIT, INC.                   :     Civil Action No. 19028
SHAREHOLDERS LITIGATION,                           :     Consolidated
                                                   :
                                                   :

               ORDER AND JUDGMENT DISMISSING ACTION WITH PREJUDICE

     WHEREAS it appearing that allegations identical to those brought in this shareholder derivative action were brought in an Amended Derivative and Class
Action Complaint, which action was also first filed in 2001, in the Supreme
Court of New York, New York County, entitled Robert Zadra, individually and on behalf of a class of persons similarly situated v. James J. McNamara, John A.
Gleason, William S. Marshall, Henry Y.L. Toh, Donald Jasensky, Peter T.
Zackaroff, Mallory Factor, Thomas F. Carney, Jr., and National Auto Credit,
Inc., No. 01-604859 ("the New York Action"); and

     WHEREAS the New York Court entered an Order and Judgment, on January 8,
2004, approving the Settlement of the New York Action as fair and reasonable and in the best interests of NAC and its shareholders; and

     WHEREAS, in a Final Order and Judgment entered March 16, 2005, the New York
Court approved an amendment to the New York Stipulation of Settlement, and entered a Final Order and Judgment dismissing the New York Action with prejudice; and

     WHEREAS it appearing that on April 1, 2005, the parties to this action have hereby stipulated and agreed that:

     * The Final Order and Judgment dismissing the New York Action with prejudice bars the continuation of this Action on the grounds of res judicata and collateral estoppel and that the New York Judgment should otherwise be accorded full faith and credit by this Court.

     * This action should be immediately dismissed on the grounds of res judicata, collateral estoppel, and full faith and credit.

     * This Court should immediately enter a Final Order and Judgment, without further action, dismissing this Action with prejudice on the grounds of res judicata, collateral estoppel and that full faith and credit should be accorded the Final Order and Judgment dismissing the New York Action,

     IT IS, this ___ day of __________, 2005 ORDERED as follows:

     1.   This Action is hereby dismissed in accordance with the stipulation of the parties on the grounds that the New York Final Order and Judgment, approving the Settlement of the New York Action, and the derivative and class action claims brought therein, should be accorded full faith and credit, and is res judicata and/or collaterally estopps plaintiffs from further prosecuting the claims brought in this Action.

     2.   This Action is dismissed with prejudice and without costs.

     3.   Let judgment be entered accordingly.

                                       -----------------------------------------
                                                   VICE CHANCELLOR

                                       2

                                                                       EXHIBIT E
                                                                       ---------

                        FORM OF COMPANY PAYMENT AGREEMENT
                        ---------------------------------

                   [LETTERHEAD OF NATIONAL AUTO CREDIT, INC.]
                   ------------------------------------------

                                                                          [DATE]
Academy Capital Management, Inc.
Diamond A. Partners, L.P.
Diamond A. Investors, L.P.
Ridglea Investor Service, Inc.
William S. Banowsky
c/o Goodkind Labaton Rudoff & Sucharow LLP
100 Park Avenue, 12th Floor
New York, New York 10017
                                                         Re: Payment Obligations
Dear Sirs/Madams:

     This letter is being delivered as contemplated by Section 2(c)(vi) of that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of
April 1, 2005, by and between, on the one hand, National Auto Credit, Inc. (the
"Company") and, on the other hand, the addressees of this letter. Capitalized terms that are defined in the Stock Purchase Agreement and used herein are
(unless otherwise defined herein or the context otherwise requires) used herein with the respective meanings ascribed thereto in the Stock Purchase Agreement.

     This will evidence and confirm the Company's agreement and commitment to
(a) (upon and subject to the conditions set forth in the Stock Purchase
Agreement) deliver and pay to the Stockholders the Purchase Price upon the satisfaction of each of the Conditions Precedent and the simultaneous delivery to the Company or its counsel of the Share Documents and the Assignments and (b)
following the satisfaction of each of the Conditions Precedent and upon the first Closing Date, pay to Goodkind Labaton Rudoff & Sucharow LLP ("Goodkind
Labaton"), as your counsel, the sum of one hundred thousand dollars ($100,000)
to cover a portion of the legal fees incurred by you in the Delaware Action. The payment contemplated by the foregoing clause (a) shall be made in the manner provided for in the Stock Purchase Agreement. The payment contemplated by the foregoing clause (b) shall be made by check, payable to the order of Goodkind
Labaton, which check will be delivered to Reed Smith LLP (as counsel to the
Company) for delivery to Goodkind Labaton.

                                       Very truly yours,

                                       NATIONAL AUTO CREDIT, INC.

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       1

By signing below, Goodkind Labaton, as counsel to the addressees named above,
(a) approves and accepts this letter and the agreement set forth herein and (b)
represents and confirms to the Company that the undersigned is authorized to approve and accept this letter and the agreement set forth herein on behalf of each of such addressees.

                                       Goodkind Labaton Rudoff & Sucharow LLP,
                                       as counsel and attorney-in-fact for each
                                       of the above addressees

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       2

                                                                       EXHIBIT F
                                                                       ---------

                       FORM OF INSURERS PAYMENT AGREEMENT
                       ----------------------------------

                  [LETTERHEAD OF ANASTASIA MARKAKIS NYE, ESQ.]

                                                                          [DATE]
Academy Capital Management, Inc.
Diamond A. Partners, L.P.
Diamond A. Investors, L.P.
Ridglea Investor Service, Inc.
William S. Banowsky
c/o Goodkind Labaton Rudoff & Sucharow LLP
100 Park Avenue, 12th Floor
New York, New York 10017

Re: Payment Obligations

Dear Sirs/Madams:

     This letter is being delivered as contemplated by Section 2(c)(vii) of that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of
April 1, 2005, by and between, on the one hand, National Auto Credit, Inc. (the
"Company") and, on the other hand, the addressees of this letter. Capitalized terms that are defined in the Stock Purchase Agreement and used herein are
(unless otherwise defined herein or the context otherwise requires) used herein with the respective meanings ascribed thereto in the Stock Purchase Agreement.

     This will evidence and confirm the agreement and commitment of Underwriters of Lloyd's of London (the "Insurer"), within thirty (30) days of having received a written certification from Goodkind Labaton Rudoff & Sucharow LLP ("Goodkind
Labaton") that each of the Conditions Precedent has been satisfied (and provided that a copy of such certification shall have also been simultaneously given to each of the parties to the Stock Purchase Agreement and none of such parties shall have disputed in writing such certification), to pay to Goodkind Labaton, as your counsel, the sum of one hundred thousand dollars ($100,000) to cover a portion of the legal fees incurred by you in the Delaware Action. Such payment shall be made by check, payable to the order of Goodkind Labaton.

                                       Very truly yours,

                                       ANASTASIA MARKAKIS NYE, ESQ.
                                       As counsel for  Underwriters  of Lloyd's
                                       of London in the New York Action

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       1

By signing below, Goodkind Labaton, as counsel to the addressees named above,
(a) approves and accepts this letter and the agreement set forth herein and (b)
represents and confirms to the Insurer that the undersigned is authorized to approve and accept this letter and the agreement set forth herein on behalf of each of such addressees.

                                       Goodkind Labaton Rudoff & Sucharow LLP,
                                       as counsel and attorney-in-fact for each
                                       of the above addressees

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       2

                                                                       EXHIBIT G
                                                                       ---------

                        FORM OF HARWOOD PAYMENT AGREEMENT
                        ---------------------------------

                      [LETTERHEAD OF WECHSLER HARWOOD LLP]

                                                                          [DATE]
Academy Capital Management, Inc.
Diamond A. Partners, L.P.
Diamond A. Investors, L.P.
Ridglea Investor Service, Inc.
William S. Banowsky
c/o Goodkind Labaton Rudoff & Sucharow LLP
100 Park Avenue, 12th Floor
New York, New York 10017

Re: Payment Obligations

Dear Sirs/Madams:

     This letter is being delivered as contemplated by Section 2(c)(viii) of that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of April 1, 2005, by and between, on the one hand, National Auto Credit, Inc.
(the "Company") and, on the other hand, the addressees of this letter.
Capitalized terms that are defined in the Stock Purchase Agreement and used herein are (unless otherwise defined herein or the context otherwise requires)
used herein with the respective meanings ascribed thereto in the Stock Purchase
Agreement.

     This will evidence and confirm the agreement and commitment of Wechsler
Harwood LLP ("Harwood"), within ten (10) days of having received a written certification from Goodkind Labaton Rudoff & Sucharow LLP ("Goodkind Labaton")
that each of the Conditions Precedent has been satisfied (and provided that a copy of such certification shall have also been simultaneously given to each of the parties to the Stock Purchase Agreement and none of such parties shall have disputed in writing such certification), to pay to Goodkind Labaton Rudoff &
Sucharow LLP ("Goodkind Labaton"), as your counsel, the sum of ten thousand dollars ($10,000) to cover a portion of the legal fees incurred by you in the
Delaware Action. Such payment shall be made by check, payable to the order of
Goodkind Labaton.

                                       Very truly yours,

                                       WECHSLER HARWOOD LLP

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       1

By signing below, Goodkind Labaton, as counsel to the addressees named above,
(a) approves and accepts this letter and the agreement set forth herein and (b)
represents and confirms to Harwood that the undersigned is authorized to approve and accept this letter and the agreement set forth herein on behalf of each of such addressees.

                                       Goodkind Labaton Rudoff & Sucharow LLP,
                                       as counsel and attorney-in-fact for each
                                       of the above addressees

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       2

                                                                       EXHIBIT H
                                                                       ---------

                       FORM OF THE NO CHALLENGE AGREEMENT
                       ----------------------------------

                             NO CHALLENGE AGREEMENT
                             ----------------------

Reference is made to that certain Stock Purchase Agreement (the "Stock Purchase
Agreement"), dated as of April 1, 2005, by and among, National Auto Credit,
Inc., on one hand, and Academy Capital Management, Inc., Diamond A. Partners,
L.P., Diamond A. Investors, L.P., Ridglea Investor Service, Inc, and William S.
Banowsky. Capitalized terms that are defined in the Stock Purchase Agreement and are used herein are, unless otherwise defined herein or the context otherwise requires, used herein with the respective meanings ascribed to such terms in the
Stock Purchase Agreement.

Each of the signatories hereto represents, warrants and confirms to each of the other signatories hereto that no action or proceeding is pending, has been commenced or asserted or (or, to the best of the knowledge of such signatory) is threatened, which action or proceeding (A) challenges or seeks to challenge (by an appeal, motion for reconsideration or rehearing or otherwise) the effectiveness, validity or binding effect of the New York Amendment, the New
York Stipulation, the New York Judgment, the Delaware Stipulation, the Delaware
Judgment, the Escrow Agreement or the Stock Purchase Agreement or any of the
transactions contemplated thereby or (B) seeks to bar, enjoin or otherwise frustrate, unwind, rescind or modify any of the New York Amendment, the New York
Stipulation, the New York Judgment, the Delaware Stipulation, the Delaware
Judgment, the Escrow Agreement or the Stock Purchase Agreement, any of the
terms, conditions or provisions thereof or any of the transactions contemplated thereby.

Dated:  As of __________, 200_

NATIONAL AUTO CREDIT, INC.             ACADEMY CAPITAL MANAGEMENT, INC.

By:                                    By:
    ----------------------------------     ------------------------------------
Name:                                  Name:
Title:                                 Title:

DIAMOND A. PARTNERS, L.P.              DIAMOND A. INVESTORS, L.P.

By:                                    By:
    ----------------------------------     ------------------------------------
Name:                                  Name:
Title:                                 Title:

RIDGLEA INVESTOR SERVICE, INC.
                                       ----------------------------------------
                                       WILLIAM S. BANOWSKY
By:
    ----------------------------------
Name:
Title: